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                                                                    EXHIBIT-99.b

                                     BY-LAWS

                                       OF

                             THE VANTAGEPOINT FUNDS


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                                TABLE OF CONTENTS

ARTICLE I - AGREEMENT AND DECLARATION OF TRUST                                          Page 4
            Section 1.              Agreement and Declaration of Trust                  Page 4
            Section 2.              Definitions                                         Page 4

ARTICLE II - OFFICES                                                                    Page 4
            Section 1.              Principal Office                                    Page 4
            Section 2.              Registered Office and Other Offices                 Page 4

ARTICLE III - SHAREHOLDERS                                                              Page 4
            Section 1.              Meetings                                            Page 4
            Section 2.              Notice of Meetings                                  Page 5
            Section 3.              Record Date of Meetings                             Page 5
            Section 4.              Proxies                                             Page 5
            Section 5.              Inspection of Books                                 Page 6
            Section 6.              Action without Meeting                              Page 6
            Section 7.              Application of this Article                         Page 6

ARTICLE IV - DIRECTORS                                                                  Page 6
            Section 1.              Meetings of the Directors                           Page 6
            Section 2.              Quorum and Manner of Acting                         Page 7

ARTICLE V - COMMITTEES                                                                  Page 7
            Section 1.              Executive Nominating, Audit,
                                    and Other Committees                                Page 7
            Section 2.              Meetings, Quorum and Manner of Acting               Page 8

ARTICLE VI - OFFICERS                                                                   Page 8
            Section 1.              General Provisions                                  Page 8
            Section 2.              Term of Office and Qualifications                   Page 8
            Section 3.              Removal                                             Page 8
            Section 4.              Powers and Duties of Chairman                       Page 9
            Section 5.              Powers and Duties of the President                  Page 9
            Section 6.              Powers and Duties of the Vice President             Page 9
            Section 7.              Powers and Duties of the Treasurer                  Page 9
            Section 8.              Powers and Duties of the Secretary                  Page 10
            Section 9.              Powers and Duties of Assistant Treasurers           Page 10
            Section 10.             Powers and Duties of Assistant Secretaries          Page 10
            Section 11.             Compensation of Officers and Directors              Page 10

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
ARTICLE VII - FISCAL YEAR                                                               Page 11

ARTICLE VIII - SEAL                                                                     Page 11

ARTICLE IX - WAIVERS OF NOTICE                                                          Page 11

ARTICLE X - CUSTODY OF SECURITIES                                                       Page 11
            Section 1.             Employment of a Custodian                            Page 11
            Section 2.             Action Upon Termination of Custodian Agreement       Page 12
            Section 3.             Provisions of Custodian Contract                     Page 12
            Section 4.             Central Certificate System                           Page 12

ARTICLE XI - INDEMNIFICATION OF DIRECTORS, OFFICERS,
                                   EMPLOYEES AND OTHER AGENTS                           Page 12
                                   Section 1.  Agents, Proceedings, Expenses            Page 12
                                   Section 2.  Indemnification                          Page 12
                                   Section 3.  Limitations, Settlements                 Page 13
                                   Section 4.  Insurance, Rights Not Exclusive          Page 13
                                   Section 5.  Advance of Expenses                      Page 13
                                   Section 6.  Fiduciaries of Employee Benefit Plan     Page 14

ARTICLE XII - AMENDMENTS                                                                Page 14



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                                     BY-LAWS

                                       OF

                             THE VANTAGEPOINT FUNDS

                                    ARTICLE I

                       Agreement and Declaration of Trust

       SECTION 1. AGREEMENT AND DECLARATION OF TRUST. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time amended, supplemented or restated (the "Declaration of Trust") of The Vantagepoint Funds (the "Trust").

       SECTION 2. DEFINITIONS. Unless otherwise defined herein, the terms used herein have the respective meanings given them in the Declaration of Trust.

                                   ARTICLE II

                                     Offices

       SECTION 1. PRINCIPAL OFFICE. The principal office of the Trust shall be located in the District of Columbia or such other location as the Directors may from time to time determine.

       SECTION 2. REGISTERED OFFICE AND OTHER OFFICES. The registered office of the Trust shall be located in the City of Wilmington, State of Delaware or such other location within the State of Delaware as the Directors may from time to time determine. The Trust may establish and maintain such other offices and places of business as the Directors may from time to time determine.

                                   ARTICLE III

                                  Shareholders

       SECTION 1. MEETINGS. Meetings of the Shareholders shall be held at the principal executive offices of the Trust or at such other place within the United States of America as the Directors shall designate. Meetings of the Shareholders shall be called by the



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Secretary whenever (i) ordered by the Directors or (ii) for the purpose of voting on the removal of any Director, requested in writing by Shareholders holding at least ten percent (10%) of the outstanding Shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 10 days to call such meetings, the Directors or the Shareholders so requesting, may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

       SECTION 2. NOTICE OF MEETINGS. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder at his or her address as recorded on the register of the Trust at least (10) days and not more than ninety (90) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his or her current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his or her attorney thereunto authorized, is filed with the records of the meeting.

       SECTION 3. RECORD DATE FOR MEETINGS. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, the Directors may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Directors may determine; or without closing the transfer books the Directors may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders as a record date for the determination of the persons to be treated as Shareholders of record for such purpose.

       SECTION 4. PROXIES. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken; provided, however, that notwithstanding any other provision of this Section 4 to the contrary, the Directors may at any time adopt one or more electronic, telecommunication or other alternatives to execution of a written instrument that will enable holders of Shares entitled to vote at any meeting to appoint a proxy to vote such holders' Shares at such meeting. Proxies may be solicited in the name of one or more Directors or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which it is entitled by the Declaration of Trust to vote, and each fractional Share shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise,



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and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Except as otherwise provided herein or in the Declaration of Trust, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

       SECTION 5. INSPECTION OF BOOKS. The Directors shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Directors or by resolution of the Shareholders.

       SECTION 6. ACTION WITHOUT MEETING. Any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted. All such consents shall be filed with the records of Shareholder meetings. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

       SECTION 7. APPLICATION OF THIS ARTICLE. Meetings of Shareholders shall consist of Shareholders of any Series (or Class thereof) or of all Shareholders, as determined pursuant to the Declaration of Trust, and this Article shall be construed accordingly.

                                   ARTICLE IV

                                    Directors

       SECTION 1. MEETINGS OF THE DIRECTORS. The Directors may in their discretion provide for regular or stated meetings of the Directors. Notice of regular or stated meetings need not be given. Meetings of the Directors other than regular or stated meetings shall be held whenever called by the Chairman, the President, or by any two of the Directors, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant



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Secretary or by the officer or Directors calling the meeting and shall be delivered or mailed, postage prepaid, to each Director at least two days before the meeting, or shall be telegraphed, cabled, wired, or delivered by equivalent electronic means, to each Director at his or her business address, or personally delivered to him or her, at least one day before the meeting. Such notice may, however, be waived by any Directors. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by him or her before the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A notice or waiver of notice need not specify the purpose of any meeting. The Directors may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting are connected, which meeting shall be deemed to have been held at a place designated by the Directors at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Directors may be taken by the Directors without a meeting if a majority of the Directors then in office (or such higher number of Directors as would be required to act on the matter under the Declaration of Trust, these By-Laws or applicable law if a meeting were held) consent to the action in writing and the written consents are filed with the records of the Directors' meetings. Such consents shall be treated for all purposes as a vote taken at a meeting of the Directors. Notwithstanding the foregoing, all actions of the Directors shall betaken in compliance with the provisions of the Investment Company Act of 1940, as amended.

       SECTION 2. QUORUM AND MANNER OF ACTING. A majority of the Directors then in office shall constitute a quorum for the transaction of business. If at any meeting of the Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall be obtained. Notice of an adjourned meeting need not be given. The act of the majority of the Directors present of any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided bylaw or by the Declaration of Trust or by these By-Laws.

                                    ARTICLE V

                                   Committees

       SECTION 1. EXECUTIVE, NOMINATING, AUDIT AND OTHER COMMITTEES. The Directors by vote of a majority of all the Directors may elect from their own number an Executive Committee to consist of not less than three (3) Directors to hold office at the pleasure of the Directors, which shall have the power to conduct the current and ordinary business of the Trust while the Directors are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Directors as the Directors may, from time to time,



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delegate to them except those powers by law, the Declaration of Trust or these
By-Laws they are prohibited from delegating. The Directors may also elect from their own number or otherwise other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the terms of membership on such Committees to be determined by the Directors. Such committees shall include a Nominating Committee and an Audit Committee. The Nominating Committee shall include two persons, one designated by the Chair of the ICMA Retirement Trust and one designated by the Chair of the ICMA Retirement Corporation, in addition to such other persons as may be elected by the Directors. The Directors may designate a chairman of any Committee. In the absence of such designation the Committee may elect its own chairman.

       SECTION 2. MEETINGS, QUORUM AND MANNER OF ACTING. The Directors may (1) provide for stated meetings of any Committees, (2) specify the manner of calling and notice required for a special meeting of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the taken without a meeting and cause them to be recorded in a book designated for that purpose and kept at the principal executive offices of the Trust.

                                   ARTICLE VI

                                    Officers

       SECTION 1. GENERAL PROVISIONS. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Directors. The Directors may elect or appoint such other officers or agents as the business of the Trust may require, including a Chairman of the Board ("Chairman"), Vice Chairman, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Directors may delegate to any officer or Committee the power to appoint any subordinate officers or agents.

       SECTION 2. TERM OF OFFICE AND QUALIFICATIONS. Except as otherwise provided by law, the Declaration of Trust or these By-Laws, the President, the Treasurer and the Secretary, and all other officers shall hold office at the pleasure of the Directors. The Secretary and Treasurer may be the same person. A Vice President and the Treasurer or a Vice President and the Secretary may be the same person, but the offices of Vice President, Secretary and Treasurer shall not be held by the same person. The President shall hold no other office, but may be a Director of the Trust. Except as above provided, any two offices may be held by the same person. The Chairman, if such an officer is elected, shall be a Director and may, but need not be, a Shareholder. Any other officer may be, but none need be, a Director or Shareholder.

       SECTION 3. REMOVAL. The Directors, at any regular or special meeting of the

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Directors, may remove any officer with or without cause, by a vote of a majority of the Directors then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

       SECTION 4. POWERS AND DUTIES OF THE CHAIRMAN. The Chairman, if such an officer is elected, shall if present preside at meetings of the Shareholders and the Directors, and shall, subject to the control of the Directors, have general supervision, direction and control of the business and the officers of the Trust and exercise and perform such other powers and duties as may be from time to time assigned to him by the Directors or prescribed by the Declaration of Trust or these By-Laws. In the absence of the Chairman, the Vice Chairman, if such an officer is elected, shall assume all powers and duties assigned to the Chairman hereunder.

       SECTION 5. POWERS AND DUTIES OF THE PRESIDENT. Subject to the powers of the Chairman, if there be such an officer, the President shall be the principal executive officer of the Trust. He or she may call meetings of the Directors and of any Committee thereof when he or she deems it necessary and, in the absence of the Chairman, shall preside at all meetings of the Shareholders. Subject to the control of the Directors, the Chairman and any Committees of the Directors, within their respective spheres, as provided by the Directors, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he or she may find necessary to transact the business of the Trust. He or she shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such powers and duties as from time to time may be conferred upon or assigned to him or her by the Directors.

       SECTION 6. POWERS AND DUTIES OF THE VICE PRESIDENT. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Directors shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Directors. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Directors or the President.

       SECTION 7. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his or her hands to such Custodian as the Directors may employ pursuant to Article X of these By-Laws. He or she shall render a statement of condition of the finances of the Trust to the Directors as often as they shall require the same and he or she shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Directors. The Treasurer shall give a bond for the faithful discharge of his or her duties, if required so to do by the Directors, in such sum and with such surety or sureties

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as the Directors shall require.

       SECTION 8. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Directors and of the Shareholders in proper books provided for that purpose; he or she shall have custody of the seal of the Trust; he or she shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he or she shall in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him or her by the Directors.

       SECTION 9. POWERS AND DUTIES OF ASSISTANT TREASURERS. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Directors shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall give a bond for the faithful discharge of his or her duties, if required so to do by the Directors, in such sum and with such surety or sureties as the Directors shall require.

       SECTION 10. POWERS AND DUTIES OF ASSISTANT SECRETARIES. In the absence or disability of the Secretary, any Assistant Secretary designated by the Directors shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Directors.

       SECTION 11. COMPENSATION OF DIRECTORS. Directors shall not receive any stated salaries, retirement benefits, deferred compensation or any other form of compensation, provided that nothing herein shall be construed to preclude any Director from serving the Trust in any other capacity and receiving compensation therefor. The Trust is authorized to pay the necessary expenses of members of the Board of Directors incurred in connection with the performance of the official duties of their office. Any proposal to amend this provision to provide for compensation to the Directors, or to provide for an increase in compensation to Directors in excess of adjustments required to reflect the rate of inflation, must be approved by (i) a majority of the Trust's shareholders or (ii) the Trustees of the ICMA Retirement Trust.

       SECTION 12. COMPENSATION OF OFFICERS. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers shall be fixed from time to time by the Directors or by any Committee or officer upon whom such power may be conferred by the Directors. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Director.



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                                   ARTICLE VII

                                   Fiscal Year

The fiscal year of the Trust shall end on such date as the Directors shall from time to time determine.

                                  ARTICLE VIII

                                      Seal

       The Directors may adopt a seal which shall be in such form and shall have such inscription thereon as the Directors may from time to time prescribe.


                                   ARTICLE IX

                                Waivers of Notice

Whenever any notice whatever is required to be given by law, the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wired for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wire company with instructions that it be telegraphed, cabled or wired.

                                    ARTICLE X

                              Custody of Securities

       SECTION 1. EMPLOYMENT OF A CUSTODIAN. The Trust shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments included in the Trust Property. The Custodian (and any sub-custodian) shall be a bank or other depository meeting such requirements as may be set forth in the Investment Company Act of 1940 and other applicable law and regulations for institutions serving as custodians of funds held by registered investment companies. The Custodian shall be appointed from time to time by the Directors, who shall fix its remuneration.



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       SECTION 2. ACTION UPON TERMINATION OF CUSTODIAN AGREEMENT. Upon
termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Directors shall call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by a vote of holders of the majority of the outstanding Shares entitled to vote, the Custodian shall deliver and pay over all Trust Property held by it as specified in such vote.

       SECTION 3. PROVISIONS OF CUSTODIAN CONTRACT. The Custodian contract shall contain such provisions as may be required in the case of such arrangements by the Investment Company Act of 1940 and rules and regulations adopted thereunder.

       SECTION 4. CENTRAL CERTIFICATE SYSTEM. Subject to applicable rules, regulations and orders adopted by the Commission, the Directors may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                                   ARTICLE XI

       Indemnification of Directors, Officers, Employees and Other Agents

       SECTION 1. AGENTS, PROCEEDINGS, EXPENSES. For the purpose of this Article, "agent" means any Person who is or was a Director, officer, employee or other agent of the Trust or is or was serving at the request of the Trust as a Director, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise; "proceeding" means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including appeals);and "expenses" includes, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

       SECTION 2. INDEMNIFICATION. Subject to the exceptions and limitation contained in Section 3 below, every agent shall be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid


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by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been an agent.

       SECTION 3. LIMITATIONS, SETTLEMENTS. No indemnification shall be provided hereunder to an agent:

       (a) who shall have been adjudicated by the court or other body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (collectively, "disabling conduct"); or

       (b) with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought that such agent was liable to the Trust or its Shareholders by reason of disabling conduct, unless there has been a determination that such agent did not engage in disabling conduct:

              (i) by the court or other body before which the proceeding was brought;

              (ii) by at least a majority of those Directors who are neither Interested Persons of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

              (iii) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry);

provided, however, that indemnification shall be provided hereunder to an agent with respect to any proceeding in the event of (1) a final decision on the merits by the court or other body before which the proceeding was brought that the agent was not liable by reason of disabling conduct, or (2) the dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such agent has been charged.

       SECTION 4. INSURANCE, RIGHTS NOT EXCLUSIVE. The rights of indemnification herein provided may be insured against by policies maintained by the Trust on behalf of any agent, shall be severable, shall not be exclusive of or affect any other rights to which any agent may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of any agent.

       SECTION 5. ADVANCE OF EXPENSES. Expenses incurred by an agent in connection with the preparation and presentation of a defense to any proceeding may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such agent that such amount will be paid over by him or her to the Trust if



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it is ultimately determined that he or she is not entitled to indemnification under this Article XI; provided, however, that (a) such agent shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments or (c) either a majority of the Directors who are neither Interested Persons of the Trust nor parties to the proceedings, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such agent will be found entitled to indemnification under this Article XI.

       SECTION 6. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. The Article does not apply to any proceeding against any Director, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such Director, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

                                   ARTICLE XII

                                   Amendments

       These By-Laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted by (a) a vote of holders of the majority of the outstanding Shares entitled to vote or (b) by the Directors, provided, however, that no By-law may be amended, adopted or repealed by the Directors if such amendment, adoption or repeal is required by applicable law, the Declaration of Trust or these By-Laws, to be submitted to a vote of the Shareholders.




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